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         EXHIBIT 21.  SUBSIDIARIES OF REGISTRANT

                                                        TEAM HEALTH SUBSIDIARIES


                  SUBSIDIARY NAME/DOMESTIC STATE
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1.    Access Nurse PM, Inc. (UT)

2.    Acute Care Specialists, Co. (PA)

3.    After Hours Pediatric Practices, Inc. (FL)

4.    Alliance Corporation (WV)

5.    Charles L. Springfield, Inc. (CA)

6.    Clinic Management Services, Inc. (TN)

7.    Daniel & Yeager, Inc. (AL)

8.    Drs. Sheer, Ahearn & Associates, Inc. (FL)

9.    Emergency Coverage Corporation (TN)

10.   Emergency Management Specialists, Inc. (WV)

11.   Emergency Physician Associates, Inc. (NJ)

12.   Emergency Physicians of Manatee, Inc. (FL)

13.   Emergency Professional Services, Inc. (OH)

14.   Emergicare Management, Incorporated (TN)

15.   Fischer Mangold, a California Partnership (CA)

16.   Herschel Fischer, Inc. (CA)

17.   Hospital Based Physician Services, Inc. (TN)

18.   IMBS, Inc. (FL)

19.   InPhyNet Anesthesia of West Virginia, Inc. (WV)

20.   InPhyNet Contracting Services, Inc. (FL)

21.   InPhyNet Hospital Services, Inc. (FL)

22.   InPhyNet Joliet, Inc. (FL)


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23.   InPhyNet Louisiana, Inc. (FL)

24.   InPhyNet Medical Management Institute, Inc. (FL)

25.   InPhyNet South Broward, Inc. (FL)

26.   Integrated Specialists Management Services, Inc. (CA)

27.   Karl G. Mangold, Inc. (CA)

28.   Med:Assure Systems, Inc. (TN)

29.   Medical Management Resources, Inc. (FL)

30.   MetroAmerican Radiology, Inc. (NC)

31.   Mt. Diablo Emergency Physicians, a California General Partnership (CA)

32.   Northwest Emergency Physicians, Incorporated (WA)

33.   Paragon Anesthesia, Inc. (FL)

34.   Paragon Contracting Services, Inc. (FL)

35.   Paragon Healthcare Limited Partnership (FL)

36.   Paragon Imaging Consultants, Inc. (FL)

37.   Park Med of Florida, Inc. (FL)

38.   Physician Integration Consulting Services, Inc. (CA)

39.   Quantum Plus, Inc. (CA)

40.   Reich, Seidelmann & Janicki Co. (OH)


41.   Rosendorf, Margulies, Boruschok & Schoenbaum

      Radiology Associates of Hollywood, Inc. (FL)

42.   Sarasota Emergency Medical Consultants, Inc. (FL)

43.   Sentinel Medical Services, Inc. (FL)

44.   Southeastern Emergency Physicians, Inc. (TN)

45.   Southeastern Emergency Physicians of Memphis, Inc. (TN)

46.   Team Anesthesia, Inc. (TN)

47.   Team Health Billing Services, LP (TN)


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48.   Team Health Financial Services, Inc. (TN)

49.   Team Health Southwest, LP (DE)

50.   Team Radiology, Inc. (NC)

51.   THBS, Inc. (DE)

52.   The Emergency Associates for Medicine, Inc. (FL)

53.   Virginia Emergency Physicians Inc. (VA)


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